   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 25, 1997



                                                      REGISTRATION NO. 333-18537

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 4

                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                               ATL PRODUCTS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                              3572                             95-3824281
 (STATE OR OTHER JURISDICTION OF       (PRIMARY STANDARD INDUSTRIAL              (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)       CLASSIFICATION CODE NUMBER)             IDENTIFICATION NO.)

                            ------------------------

                          1515 SOUTH MANCHESTER AVENUE
                         ANAHEIM, CALIFORNIA 92802-2907
                                 (714) 780-7200
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                              KEVIN C. DALY, PH.D.
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               ATL PRODUCTS, INC.
                          1515 SOUTH MANCHESTER AVENUE
                         ANAHEIM, CALIFORNIA 92802-2907
                                 (714) 780-7200
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------
                                   COPIES TO:

              PATRICK ARRINGTON, ESQ.                                JEFFREY D. SAPER, ESQ.
              ELLEN S. BANCROFT, ESQ.                                HOWARD S. ZEPRUN, ESQ.
               SUSAN N. CAYLEY, ESQ.                                 KAIVAN M. SHAKIB, ESQ.
                 NEEL GROVER, ESQ.                                  MATTHEW MACKENZIE, ESQ.
          BROBECK, PHLEGER & HARRISON LLP                       WILSON SONSINI GOODRICH & ROSATI
          4675 MACARTHUR COURT, SUITE 1000                          PROFESSIONAL CORPORATION
          NEWPORT BEACH, CALIFORNIA 92660                              650 PAGE MILL ROAD
                   (714) 752-7535                               PALO ALTO, CALIFORNIA 94304-1050
                                                                         (415) 493-9300

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.
                            ------------------------

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable in connection with the sale and distribution of the securities being registered. All amounts are estimated except the Securities and Exchange Commission registration fee. All of the expenses below will be paid by the Registrant.

                                       ITEM                                      AMOUNT
    --------------------------------------------------------------------------  --------
    Registration fee..........................................................  $  6,891
    NASD filing fee...........................................................     2,774
    Nasdaq National Market listing (entry) fee................................    42,250
    Blue Sky fees and expenses................................................     7,500
    Printing and engraving expenses...........................................   105,000
    Legal fees and expenses...................................................   200,000
    Accounting fees and expenses..............................................   140,000
    Transfer Agent and Registrar fees.........................................     7,500
    Miscellaneous.............................................................    63,085
                                                                                --------
              Total...........................................................  $575,000
                                                                                ========


ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS


     Under Section 145 of the Delaware General Corporation Law the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933. The Registrant's Bylaws (Exhibit 3.3 hereto) provides that the Registrant shall indemnify its directors and officers to the fullest extent permitted by Delaware law. The Bylaws require the Registrant, subject to certain limitations, to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the directors and officers to repay such advances if it is ultimately determined that the directors or officers are not entitled to indemnification. The Bylaws further provide that rights conferred under such Bylaws shall not be deemed to be exclusive of any other right such persons may have or acquire under any agreement, vote of stockholders or disinterested directors, or otherwise. The Registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence.

     In addition, the Registrant's Certificate of Incorporation (the "Certificate") (Exhibit 3.1 hereto) provides that the Registrant shall indemnify its directors and officers if such persons acted (i) in good faith, (ii) in a manner reasonably believed to be in or not opposed to the best interests of the Registrant, and (iii) with respect to any criminal action or proceeding, with reasonable cause to believe such conduct was lawful. The Certificate also provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Registrant and its stockholders. This provision in the Certificate does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Certificate further provides that the Registrant be authorized to indemnify its directors and officers to the fullest extent permitted by law through the Bylaws, agreement, vote of stockholders or disinterested directors, or otherwise.

     The Registrant intends to obtain directors' and officers' liability insurance in connection with this Offering.

     In addition, the Registrant has entered or, concurrently with this Offering, will enter, into agreements to indemnify its directors and certain of its officers in addition to the indemnification provided for in the Certificate and Bylaws. These agreements will, among other things, indemnify the Registrant's directors and certain of its officers for certain expenses (including attorneys fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the right of the Registrant, on account of services by that person as a director or officer of the Registrant or as a director or officer of any subsidiary of the Registrant, or as a director or officer of any other company or enterprise that the person provides services to at the request of the Registrant.

     The Underwriting Agreement (Exhibit 1.1 hereto) provides for indemnification by the Underwriters of the Registrant, its officers and directors and by the Registrant of the Underwriter, for certain liabilities arising under the Securities Act or otherwise.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     Since December 1996, the Registrant has sold and issued the following unregistered securities:

          1. In December 1996, the Registrant granted nonstatutory stock options to certain employees of the Registrant under its 1996 Stock Incentive Plan covering an aggregate of 879,000 shares of the Registrant's Class B Common Stock, at an exercise price of $5.00 per share. These options vest over a three year period commencing one year following the date of grant. All of such options were issued in consideration for employment services rendered to the Registrant. None of the optionees paid any cash consideration for these options. The sale and issue of these securities was deemed to be exempt from registration under the Securities Act by virtue of Rule 701 promulgated thereunder in that they were offered and sold either pursuant to a written compensatory benefit plan or pursuant to written contract relating to compensation, as provided by Rule 701.

          2. In December 1996, the Registrant effected a reincorporation in Delaware which included a recapitalization in which two classes of common stock were authorized, and each share of the Registrant's no par Common Stock was exchanged for 8,005 shares of Common Stock, par value $.0001 per share. Such issuance was exempt from registration under Section 2(3) of the Securities Act on the basis that such transaction did not involve a "sale" of securities.

     There were no underwriters, brokers or finders employed in connection with any of the transactions set forth above.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (a) Exhibits

     The following Exhibits are attached hereto and incorporated herein by reference.


EXHIBIT
NUMBER                                            DESCRIPTION
------   ----------------------------------------------------------------------------------------------
 1.1     Form of Underwriting Agreement.
 3.1     Certificate of Incorporation of the Registrant as filed with the Delaware Secretary of State on December 19, 1996.**
 3.2     Certificate of Merger of the Registrant as filed with the Delaware Secretary of State on
         December 19, 1996.**
 3.3     Bylaws of the Registrant.**
 4.1     Specimen certificate representing shares of Common Stock of the Registrant.**
 4.2     1996 Stock Incentive Plan.**
 4.3     Form of Notice of Grant of Stock Option and related Stock Option Agreement under 1996 Stock
         Incentive Plan.**
 5.1     Form of Opinion of Brobeck, Phleger & Harrison LLP.**
10.1     Form of Indemnification Agreement.**
10.2     Real Property lease, dated October 9, 1996, by and between Thomas M. Zapara and Violet J.
         Zapara, Trustees of the Zapara Family Trust U/D/T dated December 7, 1995 and Registrant, a wholly owned subsidiary of Odetics, Inc.**
10.3     Form of Separation and Distribution Agreement between the Registrant and Odetics.
10.4     Form of Tax Allocation Agreement between the Registrant and Odetics.
10.5     Form of Services Agreement between the Registrant and Odetics.**
10.6     Form of Value Added Reseller Agreement.**
10.7     Form of International Value Added Reseller Agreement.**
10.8     Technical Support Agreement dated May 6, 1996, between Technology Service Solutions and
         Odetics, Incorporated, as amended May 7, 1996.+**
10.9     Tape Library OEM Purchase Agreement dated August 28, 1996, between Quantum Corporation and
         Registrant.+**
10.10    Veritas Software License Agreement, dated November 8, 1996, between Veritas Software
         Corporation and Registrant.+**
10.11    Agreement dated December 18, 1995, between Hewlett-Packard GmbH Local Products Organization and Registrant.+**
10.12    Basic Order Agreement dated April 15, 1993, between Digital Equipment Corporation and Odetics,
         Inc. and Registrant, as amended January 11, 1994, March 25, 1994, October 19, 1994, October
         27, 1994 and January 12, 1995.+
10.13    Basic Ordering Agreement dated September 14, 1995 between EMC(2) Corporation and
         Registrant.+**
10.14    Form of Promissory Note between the Registrant and Odetics.**
10.15    Form of Odetics Associate Agreement.**
10.16    Commitment Letter Agreement dated December 19, 1996 between the Registrant and Imperial
         Bank.**
10.17    Commitment Letter Agreement dated December 20, 1996 among the Registrant, Imperial Bank and
         Comerica Bank -- California.**
10.18    Development and License Agreement dated January 14, 1997 between the Registrant and Sun
         Microsystems, Inc.+
11.1     Statement Regarding Computation of Earnings Per Share.**
23.1     Consent of Independent Auditors.**
23.2     Consent of Brobeck, Phleger & Harrison LLP (contained in Exhibit 5.1).
24.1     Power of Attorney.**
27.1     Financial Data Schedules.**


---------------

** previously filed


 + Confidential treatment is being sought with respect to certain portions of this agreement. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

  (b) Financial Statement Schedules

  SCHEDULE
------------
Schedule II   Valuation and Qualifying Accounts

     Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

ITEM 17.  UNDERTAKINGS

     The Registrant hereby undertakes to provide the Underwriters at the closing specified in the Underwriting Agreements certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted as to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus as filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective;

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes to provide the underwriters at the closing as specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 4 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anaheim, State of California, on the 24th day of February, 1997.


                                          ATL PRODUCTS, INC.


                                          By: /s/ KEVIN C. DALY
                                          --------------------------------------
                                              Kevin C. Daly, Ph.D.
                                              Chief Executive Officer, President
                                              and Chairman of the Board



     Pursuant to the requirements of the Securities Exchange Act of 1933, this Amendment No. 4 to the Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated:





            SIGNATURE                              TITLE                         DATE
---------------------------------    ---------------------------------    ------------------


/s/ KEVIN C. DALY                    Chief Executive Officer,             February 24, 1997
---------------------------------    President and Chairman of the
Kevin C. Daly, Ph.D.                 Board
                                     (principle executive officer)


       *                             Director                             February 24, 1997
---------------------------------
Joel Slutzky

       *                             Director                             February 24, 1997
---------------------------------
Crandall Gudmundson


/s/ GREGORY A. MINER                 Chief Financial Officer              February 24, 1997
---------------------------------    (principal
Gregory A. Miner                     financial and accounting officer)



*By: /s/ KEVIN C. DALY
---------------------------------
     Kevin C. Daly, Ph.D.
     (Attorney-in-fact)

                                 EXHIBIT INDEX


                                                                                     SEQUENTIALLY
EXHIBIT                                                                                NUMBERED
NUMBER                                   DESCRIPTION                                     PAGE
------   --------------------------------------------------------------------------- ------------
 1.1     Form of Underwriting Agreement.............................................
 3.1     Certificate of Incorporation of the Registrant as filed with the Delaware
         Secretary of State on December 19, 1996**..................................
 3.2     Certificate of Merger of the Registrant as filed with the Delaware
         Secretary of State on December 19, 1996**..................................
 3.3     Bylaws of the Registrant**.................................................
 4.1     Specimen certificate representing shares of Common Stock of the
         Registrant**...............................................................
 4.2     1996 Stock Incentive Plan**................................................
 4.3     Form of Notice of Grant of Stock Option and related Stock Option Agreement under 1996 Stock Incentive Plan**..........................................
 5.1     Form of Opinion of Brobeck, Phleger & Harrison LLP**.......................
10.1     Form of Indemnification Agreement**........................................
10.2     Real Property lease, dated October 9, 1996, by and between Thomas M. Zapara and Violet J. Zapara, Trustees of the Zapara Family Trust U/D/T dated
         December 7, 1995 and Registrant, a wholly owned subsidiary of Odetics,
         Inc.**.....................................................................
10.3     Form of Separation and Distribution Agreement between the Registrant and
         Odetics....................................................................
10.4     Form of Tax Allocation Agreement between the Registrant and Odetics........
10.5     Form of Services Agreement between the Registrant and Odetics**............
10.6     Form of Value Added Reseller Agreement**...................................
10.7     Form of International Value Added Reseller Agreement**.....................
10.8     Technical Support Agreement dated May 6, 1996, between Technology Service
         Solutions and Odetics, Incorporated, as amended May 7, 1996+**.............
10.9     Tape Library OEM Purchase Agreement dated August 28, 1996, between Quantum
         Corporation and Registrant+**..............................................
10.10    Veritas Software License Agreement, dated November 8, 1996, between Veritas
         Software Corporation and Registrant+**.....................................
10.11    Agreement dated December 18, 1995, between Hewlett-Packard GmbH Local
         Products Organization and Registrant+**....................................
10.12    Basic Order Agreement dated April 15, 1993, between Digital Equipment
         Corporation and Odetics, Inc. and Registrant, as amended January 11, 1994,
         March 25, 1994, October 19, 1994, October 27, 1994 and January 12, 1995+...
10.13    Basic Ordering Agreement dated September 14, 1995 between EMC(2)
         Corporation and Registrant+**..............................................
10.14    Form of Promissory Note between the Registrant and Odetics**...............
10.15    Form of Odetics Associate Agreement**......................................
10.16    Commitment Letter Agreement dated December 19, 1996 between the Registrant and Imperial Bank**........................................................
10.17    Commitment Letter Agreement dated December 20, 1996 among the Registrant,
         Imperial Bank and Comerica Bank -- California**............................
10.18    Development and License Agreement dated January 14, 1997 between the
         Registrant and Sun Microsystems, Inc.+.....................................
11.1     Statement Regarding Computation of Earnings Per Share**....................
23.1     Consent of Independent Auditors**..........................................
23.2     Consent of Brobeck, Phleger & Harrison LLP (contained in Exhibit 5.1)......
24.1     Power of Attorney**........................................................
27.1     Financial Data Schedules**.................................................


---------------

** previously filed


 + Confidential treatment is being sought with respect to certain portions of this agreement. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.